UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2010

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii	96814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dustin Shindo as Chairman of the Board of Directors, President and Chief Executive Officer

On February 16, 2010, Hoku Scientific, Inc. (the “Company”) announced that effective April 1, 2010, Dustin Shindo is resigning as the Company’s Chairman of the Board of Directors, President and Chief Executive Officer.  It is anticipated that Mr. Shindo will act as a consultant to the Company to advise on certain strategic and other matters, as requested by the Company.

Appointment of Wei Xia as Chairman of the Board of Directors

Effective April 1, 2010, Mr. Wei Xia, age 50, is appointed to serve as the Company’s Chairman of the Board of Directors.  Mr. Xia has served as a member of the Company’s Board of Directors since December 2009.  Mr. Xia has served since 2004 as the Vice General Manager of Baoding Tianwei Group Co., Ltd., the parent company of Tianwei New Energy Holdings Co., Ltd. (“Tianwei”), the majority stockholder of the Company.  From 1999 to 2004, he served as the Vice General Manager of Baoding Tianwei Baobian Electric Co., Ltd., an affiliate of Tianwei.  From 1997 to 1999, he served as the Vice Manager of Baoding Tianwei Group Large Transformer Company, an affiliate of Tianwei.  Mr. Xia holds a Bachelor’s Degree in Engineering from Gansu University of Technology, in China.

As part of the Tianwei investment transaction that closed on December 22, 2009 and was previously disclosed in the Company’s Current Report on Form 8-K filed on December 23, 2009, Tianwei has the right to designate four members of the Company’s Board of Directors and to designate the Chairman of the Board of Directors.  Tianwei has designated Mr. Xia to serve as the Chairman of the Board of Directors.  Tianwei’s right to designate four members of the Company’s Board of Directors (including the Chairman) will terminate upon the earlier of (i) Tianwei (together with its affiliates) ceasing to be the Company’s largest individual stockholder or (i) Tianwei (together with its affiliates) owning less than 25% of the outstanding shares of the Company’s common stock.

Appointment of Scott Paul as President, Chief Executive Officer and as a Director

Effective April 1, 2010, Mr. Scott Paul, the Company’s Chief Operating Officer, has been unanimously approved by the Company’s Board of Directors to succeed Mr. Shindo as President and Chief Executive Officer and has been appointed to serve on the Company’s Board of Directors to fill the vacancy created by Mr. Shindo’s resignation.   It is not currently anticipated that Mr. Paul will serve on any committees of the Board of Directors.  Mr. Paul’s compensation as the President and Chief Executive Officer of the Company is yet to be determined.  Mr. Paul will not receive any compensation for his service as a director of the Company.  Mr. Paul, age 36, has served as the Company’s Chief Operating Officer since November 2008.  Previously, he served as the Company’s Vice President, Business Development and General Counsel from July 2003 to November 2008. Mr. Paul was also the Company’s Secretary from November 2004 to March 2005. From June 2002 to June 2003, Mr. Paul was Associate General Counsel and Director of Business Development at Read-Rite Corporation, a component supplier for hard disk and tape drives. From April 2000 to June 2002, he was an attorney in the Business and Technology Group at Brobeck, Phleger & Harrison LLP, a law firm. From October 1999 to April 2000, Mr. Paul was an attorney in the Business Solutions Group at Crosby, Heafey, Roach, & May (now Reed Smith Crosby Heafey, LLP), a law firm, and from October 1998 to October 1999, he was an attorney at Ropers, Majeski, Kohn & Bentley, a law firm. Mr. Paul has a B.A. in Psychology from the University of California, Los Angeles and a J.D. from Santa Clara University School of Law.

Related Party Transactions for Scott Paul

Previously, the Company entered into a stock restriction and change of control agreement with Mr. Paul.  Mr. Paul was granted a stock option to purchase 80,000 shares of the Company’s common stock at an exercise price of $0.075 per share in July 2003. In April 2004, Mr. Paul was granted a stock option to purchase 20,000 shares of the Company’s common stock at an exercise price of $0.15 per share. In December 2004, Mr. Paul was granted a stock option to purchase 33,333 shares of the Company’s common stock at an exercise price of $0.375 per share. Each of Mr. Paul’s stock option agreements was amended prior to the Company’s initial public offering in August 2005 to provide that, if Mr. Paul is terminated without cause within 18 months of a change of control, 50% of his unvested shares would become vested on the date of termination.

In July 2006, Mr. Paul was granted a stock option to purchase 60,000 shares of the Company’s common stock at an exercise price of $2.60 per share. In May 2008, Mr. Paul was granted a restricted stock award of 12,000 shares of the Company’s common stock.  In April 2009, Mr. Paul was granted a restricted award of 50,000 shares of our common stock.  The stock option and restricted stock agreements are subject to accelerated vesting, such that 50% of the unvested shares subject to such stock option and stock award, shall automatically vest upon the consummation of a change of control of the Company in the event that Mr. Paul’s employment with the Company is terminated without cause or Mr. Paul terminates his employment with us voluntarily for good reason within twelve months following a change of control, subject to his execution of a general release in favor of the Company.

Appointment of Jerrod Schreck as Chief Strategy Officer

Effective April 1, 2010, Mr. Jerrod Schreck, the Company’s Vice President of Business Development, has been unanimously approved by the Company’s Board of Directors to serve as the Company’s Chief Strategy Officer, a newly created executive management position.  Mr. Schreck’s primary role as Chief Strategy Officer will be to grow the Company’s revenues in its solar and polysilicon businesses, while also managing key relationships with the Company’s vendors and other partners.  Mr. Schreck’s compensation as the Chief Strategy Officer of the Company is yet to be determined.  Mr. Schreck, age 36, has served as the Company’s Vice President of Business Development since July 2009.  Previously, he served as the Company’s Director of Business Development from June 2008 to July 2009. From November 2006 to May 2008, Mr. Schreck was Development Director and Strategic Projects Manager at the Nature Conservancy of Hawaii, an international non-profit conservation organization. From March 2006 to November 2006, he was an Associate at Sennet Capital, LLC, a merchant bank in Honolulu, Hawaii providing strategic, financial and M&A advisory services. From August 1995 to March 2006 Mr. Schreck served as an officer in the U.S. Navy, resigning his commission as a Lieutenant Commander. Prior to concluding his active duty service, Mr. Schreck served as Chief Engineer in USS RUSSELL (DDG 59), a destroyer, and as Material Officer at Destroyer Squadron 31, a Pearl Harbor-based operational command responsible for the combat readiness of eight U.S. warships. Mr. Schreck received a Master’s degree as an Olmsted scholar and earned his Bachelor’s degree from Cornell University.

Item 8.01.   Other Events.

Disclosure of Presentation to Institutional Investors

On February 16, 2010, we will disclose certain non-public information to select institutional investors.  The disclosures will be in the form of a PowerPoint presentation. The PowerPoint presentation that will be presented to these institutional investors is attached hereto as Exhibit 99.1.

Item 9.01. Exhibit.

(d)     Exhibit.

Exhibit Number	Description

Exhibit 99.1	PowerPoint Presentation, dated February 2010, entitled “Hoku Overview.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2010

HOKU SCIENTIFIC, INC.

By:	/s/ Dustin M. Shindo
Dustin M. Shindo
Chairman of the Board of Directors/Director
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	PowerPoint Presentation, dated February 2010, entitled “Hoku Overview.”